Exhibit 99.1
Peak Resorts, Inc.
Audit Committee Charter
I. Purpose
     The purpose of this charter is to set forth the objectives, structure, and responsibilities of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Peak Resorts, Inc. (the “Company”). The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s internal audit function, if any, and independent registered public accounting firm, and (4) the Company’s compliance with legal and regulatory requirements.
     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement. The Audit Committee will also (1) oversee and periodically review the financial reporting process, the system of internal controls and the audit process, (2) oversee the Company’s processes for monitoring compliance with the Company’s policies and Code of Conduct and Business Ethics; and (3) oversee the Company’s efforts to manage its information technology and data security risks.
     The Audit Committee shall provide financial management oversight by assisting the Board in reviewing the Company’s investment policies, strategies, transactions and performance, and in overseeing the Company’s asset/liability management, capital and financial resources.
II. Committee Membership
     The Audit Committee shall consist of no fewer than three members, each of whom shall be a member of the Board. Each member of the Audit Committee shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. (“Nasdaq”) Marketplace Rules and the Securities Exchange Act of 1934 (the “Exchange Act”). All members of the Audit Committee shall be able to read and understand fundamental financial statements and otherwise meet the financial sophistication standards established by Nasdaq. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any subsidiary in the past three years. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission and shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. However, one director who does not meet the Nasdaq definition of independence, but who meets the criteria set forth in Section 10A(m)(3) under the Exchange Act and the rules thereunder, and who is not a current officer or employee or a family member of such person, may be appointed to the Audit Committee to serve for no more than two years, if the Board, under exceptional and limited circumstances, determines that such individual’s membership is required by the best interests of the Company and its shareholders. Such person must satisfy the independence requirements set forth in Section 10A(m)(3) of the Exchange Act, and may not chair the Audit Committee. The use of this “exceptional and limited circumstances” exception, as well as the nature of the individual’s relationship to the Company and the basis for the board’s determination, shall be disclosed in the annual proxy statement.
     In addition, if an audit committee member ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the audit committee may continue until the earlier of the Company’s next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to qualify as independent. If the Company is not already relying on this provision, and falls out of compliance with the requirements regarding audit committee composition due to a single vacancy on the audit committee, then the Company will have until the earlier of the next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply with this requirement; provided, however, that if the annual shareholders’ meeting occurs no later than 180 days following the event that caused the failure to comply with the independence requirement, the Company shall instead have 180 days from such event to regain compliance. The Company shall provide notice to Nasdaq immediately upon learning of the event or circumstance that caused the non- compliance, if it expects to rely on either of these provisions for a cure period.
     The members of the Audit Committee shall be appointed annually and may be removed and replaced by the Board at any time with or without cause. The Board may designate one of the members as the Chairman of the Audit Committee, or if the Board does not make such designation, the members shall elect a Chairman from among themselves.
III. Meetings
     The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee may meet in person or telephonically. The Audit Committee shall meet periodically in separate executive sessions with management, the internal auditors, if any, and the independent registered public accounting firm, and have such other direct and independent interaction with such persons from time to time, as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. A majority of the entire Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Audit Committee shall keep minutes of its proceedings, which shall be duly filed in the Company’s records. Any action required or permitted to be taken by the Audit Committee may be taken without a meeting, if all of the members of the Audit Committee consent to the action in writing and the written consent is filed with the minutes of the proceedings of the Audit Committee.

IV. Committee Authority and responsibilities
     The Audit Committee shall have the sole authority to appoint, determine funding for, retain and oversee the independent registered public accounting firm (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company or related work. The independent registered public accounting firm shall report directly to the Audit Committee.
     The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to one or more members the authority to grant pre-approvals of audit and permitted non-audit services, provided that such decisions to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
     It is the Audit Committee’s responsibility to ensure its receipt from the independent registered public accounting firm of a formal written statement delineating all relationships between the independent registered public accounting firm and the Company, consistent with Rule 3526, “Communication with Audit Committees Concerning Independence.” In addition, it is the Audit Committee’s responsibility to actively engage in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor.
     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.
     The Audit Committee shall make regular reports to the Board. The Audit Committee shall perform an annual self-evaluation and shall also annually review and reassess the adequacy of this Charter, recommending any proposed changes to the Board for approval.
     Any communications between the Audit Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the

Audit Committee will take all necessary steps to preserve the privileged nature of these communications.
V. Financial Statement and Disclosure Matters.
     The Audit Committee, to the extent it deems necessary or appropriate, shall:
(1) Review and discuss with management and the independent registered public accounting firm the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.
(2) Review and discuss with management and the independent registered public accounting firm the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent registered public accounting firm’s review of the quarterly financial statements.
(3) Discuss with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies, and the adequacy of disclosures about changes in internal control over financial reporting.
(4) Review and discuss with management (including the senior internal audit executive, if any) and the independent registered public accounting firm the Company’s internal controls report and the independent registered public accounting firm’s attestation of the report prior to the filing of the Company’s Form 10-K.
(5) Review and discuss quarterly reports from the independent registered public accounting firm on:
(a) All critical accounting policies and practices to be used;
(b) All material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and
(c) Other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.
(6) Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).
(7) Discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.
(8) Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
(9) Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No.61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
(10) Discuss with the independent registered public accounting firm any audit differences that were noted or proposed by the independent registered public accounting firm but for which the Company’s financial statements were not adjusted (as immaterial or otherwise). The Audit Committee will resolve any disagreements between the independent registered public accounting firm and management regarding financial reporting.
(11) Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
(12) Ensure that a public announcement of the Company’s determination of the Company’s substantial doubt about its ability to continue as a going concern, or receipt of an audit opinion that contains a going concern qualification is made promptly.
(13) Prepare the Audit Committee report that the Securities and Exchange Commission requires in the Company’s annual proxy statement and review the matters described in such report.
(14) Obtain quarterly assurances from the senior internal auditing executive, if any, and management that the system of internal controls is adequate and effective. Obtain annually a report from the independent registered public accounting firm and management regarding assessment of the effectiveness of the internal control over financial reporting.
VI. Oversight of the Company’s relationship with the Independent Registered Public Accounting Firm
     The Audit Committee, to the extent it deems necessary or appropriate, shall:

(1) Be solely responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. The independent registered public accounting firm shall report directly to the Audit Committee. If the appointment of the independent registered public accounting firm is submitted for any ratification by shareholders, the Audit Committee shall be responsible for making the recommendation that the shareholders ratify the independent registered public accounting firm.
(2) Review and evaluate the lead partner of the independent registered public accounting firm.
(3) Obtain and review a report from the independent registered public accounting firm at least annually regarding (a) the independent registered public accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent registered public accounting firm, including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and internal auditors, if any. The Audit Committee shall present its conclusions with respect to the independent registered public accounting firm to the Board.
(4) Obtain from the independent registered public accounting firm a formal written statement delineating all relationships between the independent registered public accounting firm and the Company consistent with Independence Standards Board Standard 1. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditors.
(5) Ensure the rotation of the lead (or coordinating) audit partner (having primary responsibility for the audit) and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.
(6) Approve in advance any audit or permissible non-audit engagement or relationship between the Company and the independent registered public accounting firm. The Audit Committee shall establish guidelines for the retention of the independent registered public accounting firm for any permissible non-audit services. The Committee hereby delegates to the Chairman of the Audit Committee the authority to approve in advance all audit or non-audit services to be provided by the independent registered public accounting firm if presented to the full Audit Committee at the next regularly scheduled meeting.
(7) Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent registered public accounting firm.
(8) Discuss with the independent registered public accounting firm material issues on which the national office of the independent registered public accounting firm was consulted by the Company’s audit team.
(9) Meet with the independent registered public accounting firm prior to the audit to discuss the planning and staffing of the audit.
VII. Oversight of the Company’s Internal Audit Function.
     The Audit Committee shall meet with management of the Company no less frequently than annually for the purpose of determining whether or not an internal audit function is necessary or advisable. If the Audit Committee determines that designation of one or more internal auditors is necessary or advisable, the individual(s) assigned to that function shall perform the duties and communicate with the Audit Committee as specified herein.
     If the Company has internal audit personnel or other internal audit functions, the Audit Committee, to the extent it deems necessary or appropriate, shall:
(1) Review the appointment and replacement of the senior internal auditing executive, if any.
(2) Review the significant reports to management prepared by the internal auditing department and management’s responses.
(3) Discuss with the independent registered public accounting firm and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.
VIII. Compliance Oversight Responsibilities.
     The Audit Committee, to the extent it deems necessary or appropriate, shall:
(1) Obtain from the independent registered public accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated. Section 10A(b) generally relates to illegal acts that have come to the attention of the independent registered public accounting firm during the course of the audit.
(2) Obtain reports from management and the Company’s senior internal auditing executive, if any, that the Company and its subsidiary/foreign-affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct and Business Ethics. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct and Business Ethics.
(3) Review and approve all transactions between the Company and any related person that are required to be disclosed pursuant to Item 404 of Regulation S-K. “Related person” and “transaction” shall have the meanings given to such terms in Item 404 of Regulation S-K, as amended from time to time.
(4) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
(5) Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.
(6) Discuss with the Company’s general counsel, and/or outside legal counsel, legal matters that may have a material impact on the financial statements or the Company’s compliance polices.
IX. Oversight of Information Technology Security Risks
     The Audit Committee shall review and evaluate the Company’s policies and practices with respect to risk assessment and risk management over information technology, security and data privacy protection.
X. Financial Management Oversight.
     The Audit Committee, to the extent it deems necessary or appropriate, shall:
(1) Review and approve significant investment and asset/liability policies, including those relating to rate sensitivity, liquidity, capital adequacy and dividend payments.
(2) Review capital, interest rate sensitivity, liquidity, derivatives activity and investment portfolio and inter-bank liability position reports for compliance with approved policies.
(3) Perform any other responsibilities delegated to the Committee by the Board from time to time.
XI. Limitation of Audit Committee’s Role
     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.